UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

REGENXBIO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37553	47-1851754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9712 Medical Center Drive, Suite 100 Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

(240) 552-8181

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 15, 2015, REGENXBIO Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) has elected David C. Stump, M.D. as a Class III director of the Company and a member of the Audit and Nominating and Corporate Governance Committees of the Board, effective as of October 14, 2015. Dr. Stump’s initial term will expire at the Company’s 2018 annual meeting of stockholders. Dr. Stump will also serve as a member of the Audit Committee of the Board replacing Donald J. Hayden, Jr., on the committee. Dr. Stump was elected to fill a vacant seat on the Board. The Board has determined that Dr. Stump is an independent director in accordance with applicable rules of the SEC and The NASDAQ Global Select Market.

Pursuant to the Company’s compensation program for non-employee directors, Dr. Stump was granted an option to purchase 25,000 shares of the Company’s common stock at an exercise price of $17.89 per share, the closing price per share of the common stock on October 14, 2015 as reported by NASDAQ, the date on which he joined the Board. Such option will vest in equal monthly installments over a period of three years from the date of the grant, except that in the event of a change of control of the Company or death the option will accelerate and become immediately exercisable. Dr. Stump will also receive a $35,000 annual retainer for his service on the Board, an additional $7,500 annual retainer for his service on the Audit Committee and an additional $4,000 annual retainer for his service on the Nominating and Corporate Governance Committee. In addition, he will be eligible to receive, upon the conclusion of each annual meeting of stockholders beginning in 2016, an option to purchase 12,500 shares of the Company’s common stock. Such annual option will vest in equal monthly installments over a period of one year from the date of grant, except that in the event of a change of control of the Company or death the option will accelerate and become immediately exercisable. The compensation program for non-employee directors is described in further detail in the Company’s Registration Statement on Form S-1 (File No. 333-206430), as amended, which is on file with the Securities and Exchange Commission (SEC), as originally filed on August 17, 2015 and declared effective on September 16, 2015.

Dr. Stump and the Company have entered into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement is in the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-206430), as originally filed on August 17, 2015 and declared effective on September 16, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	REGENXBIO Inc. Press Release dated October 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENXBIO INC.

Date: October 15, 2015	By:	/s/ Kenneth T. Mills
Kenneth T. Mills
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	REGENXBIO Inc. Press Release dated October 15, 2015